DENTONS RODYK

S. Sivanesan
Senior Partner

sivanesan.s@dentons.com
D +65 6885 3685

Sunil Rai
Senior Partner

sunil.rai@dentons.com
D +65 6885 3624

Dentons Rodyk & Davidson LLP
80 Raffles Place
#33-00 UOB Plaza 1
Singapore 048624

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dentons.rodyk.com

Our ref: SS.SR1.SA3.47498.1
Your ref:

August 5, 2022

ALR Technologies SG Pte. Ltd.
50 Raffles Place
#32-01, Singapore Land Tower
Singapore 048623

Dear Sirs:

ALR TECHNOLOGIES SG PTE. LTD. (THE "COMPANY") – REGISTRATION STATEMENT ON FORM F-4

1. We are acting as Singapore law advisors to the Company, a private limited entity incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the filing on August 5, 2022 of Amendment No. 2 to the Registration Statement on Form F-4 of the Company (the "**Registration Statement**") under the Securities Act of 1933 ("**Securities Act**"), with the Securities and Exchange Commission (the "**Commission**").

2. We have been asked to provide this legal opinion to you with regard to the laws of Singapore in relation to the Registration Statement, which contemplates the registration of the issuance of up to 551,966,844 ordinary shares of the Company (the "**Ordinary Shares**") in connection with that certain Agreement and Plan of Merger and Reorganization (the "**Merger Agreement**") entered into as of May 17, 2022 by and among the Company, ALRT Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("**Merger Sub**"), and ALR Technologies Inc., a Nevada corporation ("**ALR Nevada**"), pursuant to which Merger Sub will merge with and into ALR Nevada, with ALR Nevada surviving as a wholly-owned subsidiary of the Company (the "**Reincorporation Merger**").

3. Unless otherwise provided in this opinion, capitalised terms used in this opinion shall have the meanings given to them in the Registration Statement.

4. For the purposes of giving this opinion, we have examined and relied on the following documents:

   a. the Registration Statement;

   b. the Merger Agreement;

   c. the certificate of incorporation of the Company dated 16 May 2020 issued by the Accounting and Corporate Regulatory Authority of Singapore ("**ACRA**");

   d. a copy of our search on August 5, 2022 of the online business profile of the Company conducted with ACRA (the "**ACRA Search**");

e. a copy of:

   i. the civil cases, appeal cases and enforcement cases searches for 2021 and 2022 conducted on August 5, 2022; and

   ii. the winding up searches for 2021 and 2022 conducted on August 5, 2022

   (the "**Litigation Searches**", and together with the ACRA Search, the "**Searches**");

f. written resolutions of the Board of Directors of the Company in connection with the Merger Agreement;

g. drafts of the written resolutions of the Board approving the conversion of the Company from a private limited company to a public company limited by shares, the change of the Company's name and the adoption of an amended and restated constitution upon such conversion

   (the items in paragraph 4(f) and 4(g) together being referred to as the "**Board Resolutions**");

h. written resolutions of the shareholder of the Company in connection with the Merger Agreement;

i. drafts of the written resolutions of the shareholder of the Company approving the conversion of the Company from a private limited company to a public company limited by shares, the change of the Company's name and the adoption of an amended and restated constitution upon such conversion, and the change of the Company's name

   (the items in paragraph 4(h) and 4(i) together being referred to as the "**Shareholder Resolutions**");

j. the draft constitution of the Company to be adopted and to take effect on the effective date of the Merger Agreement or when the Company is converted from a private limited company to a public limited company (the "**Constitution**");

k. draft Notice of Resolution for the purposes of completing the relevant filings with ACRA in connection with the matters set out in sub-paragraph (i) above; and

l. draft Statement in Lieu of Prospectus to be lodged for registration by the Company.

5. This opinion is given only with respect to Singapore law in force and published at the date of this opinion as applied by the Singapore courts. We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other territory or as to the application of Singapore or any other law by any other courts. To the extent that the laws of any jurisdiction other than Singapore may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws. Our opinion is given only with respect to matters of law and we necessarily do not opine on matters of fact.

6. This opinion is given on the basis that it is governed by and shall be construed in accordance with Singapore law as at the date of this opinion. We do not undertake any responsibility to advise you of any change to this opinion after this date. We have taken instructions solely from the Company.

7. For the purposes of giving this opinion, we have assumed:

   a. That all the documents listed in paragraph 4 are duly executed or signed by the respective signatories and the genuineness of all signatures (and that each signature is that of the person

so named), stamps and seals on all documents and the authenticity and completeness of all documents submitted to us as originals;

b. the conformity to the executed originals of all documents submitted to us in translated, certified, photostatic, electronic or faxed or copy form;

c. that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated, amended or superseded, and there are no other agreements, arrangements or understandings (whether oral or written) which would affect our analysis of such documents as stated in this opinion;

d. the truth, correctness and completeness of all statements, representations and warranties as to matters of fact contained in all documents listed in paragraph 4;

e. that the Constitution referred to in paragraph 4(j) above is true, accurate, complete and up-to-date , and has not been amended, terminated, superseded or otherwise discharged, and constitutes the Constitution of the Company in its entirety when it takes effect, and no resolution or other action has been passed or taken which could affect or amend the Constitution in the form examined by us;

f. that there will be no amendments to the Constitution or the laws applicable to the Company or the Ordinary Shares that would have the effect of rendering any of our opinions in paragraph 8 inaccurate;

g. that the directors of the Company:
    i. have been or shall be duly appointed in accordance with the provisions of the Companies Act of Singapore 1967 ("**Companies Act**") and the constitution of the Company in force at that time;
    ii. save for a director who is interested in the transactions contemplated in the Registration Statement, have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, the entry into the transactions contemplated in the Registration Statement, and without intention to defraud any of the creditors of the Company; and
    iii. have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

h. In relation to the Board Resolutions, that:
    i. they shall be duly passed at properly convened meetings of duly appointed directors of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitution and the Companies Act;
    ii. the facts on which the Board Resolutions will be based are true and the decisions of the directors approving the applicable Board Resolutions, will be taken in good faith and on reasonable grounds for believing that the transactions contemplated thereby will be most likely to promote the success of the Company for the benefit of its members as a whole; and
    iii. no other resolution or action has been taken or will be taken which could affect the validity of the Board Resolutions;

i. In relation to the Shareholder Resolutions, that:

i. they shall be duly passed by the shareholders of the Company in accordance with its Constitution and the Companies Act;
ii. the persons signing the Shareholder Resolutions shall be duly authorized, and have full legal capacity, to execute such Shareholder Resolutions; and
iii. no other resolution or other action has been taken or will be taken which could affect the validity of the Shareholder Resolutions;

j. that the information revealed by the Searches was accurate in all respects, has not since been altered or added to and did not fail to disclose any information which had been delivered for filing but did not appear on the public file at the time of the Searches;

k. That all Ordinary Shares will be duly allotted and issued in accordance with the Company's Constitution;

l. the absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of any party to the Merger Agreement and their respective officers, employees, agents and advisers;

m. that the Ordinary Shares to be issued will be duly registered in the names of the persons who subscribe for or purchase the Ordinary Shares in the Register (or electronic Register) of Members of the Company and the certificates for the Ordinary Shares will be duly issued and delivered, or book entry notations properly made, if uncertificated;

n. that, at the time of each grant and issuance of the Ordinary Shares, upon issuance and delivery of certificates (or book-entry notation if uncertificated), the mandate from the shareholders of the Company to issue such Ordinary Shares pursuant to Section 161 of the Companies Act granted under the Shareholder Resolutions (the "**Share Issue Mandate**") will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting;

o. with respect to any Ordinary Shares, that:

i. the Registration Statement in the form examined by us, and any amendments thereto, will have become effective (and will remain effective) at the time of issuance of any Ordinary Shares thereunder;
ii. such Ordinary Shares shall have been issued upon exchange, in accordance with the terms of the Merger Agreement;
iii. such Ordinary Shares as executed and delivered, do not or will not, at the relevant time, violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and
iv. such Ordinary Shares, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company (other than with respect to any such requirements or restrictions imposed by Singapore law), in any case whether imposed by any court or governmental or regulatory body (other than the courts or regulatory bodies of Singapore) having jurisdiction over the Company;

p. at each time of issuance and sale of the Ordinary Shares, the Company will be existing and in good standing under the laws of Singapore with the requisite capacity, power and authority to execute, deliver and perform its obligations under the Merger Agreement and to issue and sell the Ordinary Shares;

q. that neither the Registration Statement, nor any of the transactions contemplated thereunder constitute or will constitute a sham;

r. that the status of the Ordinary Shares as legal, valid, binding and enforceable obligations of the Company will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders (other than with respect to relevant laws of Singapore existing as of the date hereof), or (c) failures to obtain required consents, approvals or authorisations from, or to make required registrations, declarations or filings with, governmental authorities (other than with respect to such under the laws of Singapore existing as of the date hereof);

s. that all consents, approvals, notices, filings, publications and registrations that are necessary under any applicable laws or regulations and all other requirements for the legality, validity and enforceability of the Ordinary Shares (other than necessary under the laws and regulations of Singapore in respect of the matters set out in paragraph 8 of this opinion) in order to permit the delivery or performance of the Ordinary Shares or to protect or preserve any of the interests (whether by way of security or otherwise) created by the Ordinary Shares, have been (and have not been withdrawn) or will be made or obtained within the period permitted by such laws or regulations and will remain in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

t. that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Ordinary Shares under the laws of any jurisdiction (other than necessary under the laws and regulations of Singapore in respect of the matters set out in paragraph 8 of this opinion) will be duly fulfilled, performed and complied with;

u. that the delivery of, and the performance of the obligations, where applicable, under, the Ordinary Shares will not conflict with, be contrary to or breach any contractual or other obligations binding on the parties to the Ordinary Shares, including under any agreements or instruments to which such parties are party;

v. that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion and none of the opinions expressed in paragraph 8 below would be affected by any law or public policy of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with;

w. that the Company will not be unable to pay its debts within the meaning of section 125 of the Insolvency, Restructuring and Dissolution Act 2018 or would not otherwise be insolvent or deemed to be insolvent pursuant to any legislation applicable to it, and will not, as a consequence of executing the Registration Statement and executing or issuing the Additional Securities, become unable to pay its debts within the meaning of that section or otherwise be insolvent or deemed to be insolvent pursuant to any applicable legislation;

x. that the Company will not have passed any voluntary winding-up resolution or resolution to appoint a liquidator, and that no petition has been presented to or order made by any competent court for the winding up of the Company, and that no resolution has been passed nor any petition presented to or order made by any competent court in connection with the appointment of a judicial manager or receiver in relation to the Company;

y. that the transactions contemplated under the Merger Agreement will not have been rescinded or terminated and the Company will not have breached and will not be in default of any provision of such transaction documents; and

z. No other event occurs after the date of this opinion which would affect the opinion herein stated;

8. Based on the assumptions set out above and subject to the reservations, qualifications and observations set out below, we are of the opinion that, when issued, the Ordinary Shares will be validly issued, fully paid and non-assessable.

9. In this opinion, the term "non-assessable" means, in respect of a Share, that the consideration for which the Company has agreed to issue that Share has been paid in full to the Company, such that no further or additional sum is payable to the Company or owed by the holder of that Share in respect of the purchase price of that Share.

10. The opinions set out at paragraph 8 above are subject to the following qualifications, reservations and observations:

    a. We have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the documents referred to in paragraph 4 of this opinion. We express no opinion as to matters of fact, including any statements of foreign law, or statements of opinion, intention or assumption contained in the documents described in paragraph 4 of this opinion, nor have we attempted to determine whether any material fact has been omitted from such documents or whether particular events have in fact occurred. With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company;

    b. For the Searches, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up to date. Any search conducted is at a fixed point of time and therefore will not reveal information filed with the relevant public registers immediately prior to, or after that date but not entered on the register. In particular, the Searches are not capable of revealing conclusively whether or not: (i) an application or winding up, dissolution, bankruptcy, provisional supervision, administration or judicial management order has been made or a resolution passed for the winding up of a company; (ii) a receiver, judicial manager, liquidator, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer has been appointed; or (iii) an application has been presented to or made to, or an order has been made by, any competent court in Singapore for the Company to reorganize its affairs pursuant to a scheme of arrangement, since notice of these matters may not be filed with ACRA immediately and, when filed, may not be entered on the public database immediately. The Searches were conducted on **August 5, 2022**;

    c. For the purposes of this opinion, we have assumed that the term "non-assessable" (a term which has no recognised meaning under Singapore law) in relation to the Ordinary Shares to be issued means that holders of such Ordinary Shares, having fully paid up all amounts due on such Ordinary Shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such Ordinary Shares;

    d. We give no opinion on public international laws or on the rules of or promulgated under any treaty or by any treaty organisation (including those of Singapore);

    e. We give no opinion as to tax;

    f. Certain laws, directives, orders and other regulations (whether relating to United Nations sanctions or otherwise) have in the past been and may from time to time be enacted, passed or issued, the effect of which as a matter of Singapore law might be to restrict the making of any payment and/or the performance of any other obligation under any agreement; and

g. This opinion is strictly limited to matters stated in paragraph 8 of this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 4 of this opinion, or to any other matter or document in connection with, or referred to, contemplated by or incorporated by reference, in such documents.

11. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto, as incorporated by reference in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

12. This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, or quoted or referred to in any public document or filed with any governmental body or agency, without our prior written consent.

Yours faithfully

Dentons Rodyk

Dentons Rodyk & Davidson LLP